Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-91538), Registration Statement on Form S-8 (No. 33-91542), Registration Statement on Form S-8 (No. 33-91546), Registration Statement on Form S-8 (No. 33-91544), Registration Statement on Form S-8 (No. 33-91548), and Registration Statement on Form S-8 (No. 33-80753) of Thermo Ecotek Corporation of our report dated August 7, 1997, appearing in this Current Report on Form 8-K.




    PRICE WATERHOUSE LLP

    Falls Church, Virginia
    August 20, 1997